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                                                                     Exhibit 5.1



                                 July 16, 1997


                                                        06-830-005


Brylane Inc.
463 Seventh Avenue, 21st Floor
New York, New York 10018

Ladies and Gentlemen:

     You have requested our opinion with respect to an additional 2,479,584 shares (the "Additional Shares") of the common stock, $0.01 par value per share (the "Common Stock"), of Brylane Inc., a Delaware corporation (the "Company"), which Additional Shares are to be issued upon the exercise of stock options to be granted pursuant to the terms of (i) the Brylane Inc. 1996 Stock Option Plan, as amended (the "1996 Option Plan"), with respect to 1,700,000 of the Additional Shares (the "Option Shares"), and (ii) the Brylane Inc. 1996 Performance Stock Option Plan, as amended (the "Performance Option Plan," and together with the 1996 Option Plan, the "Option Plans"), with respect to 779,584 of the Additional Shares (the "Performance Option Shares"). The Additional Shares are the subject of a Registration Statement on Form S-8 (the "Registration Statement"), to which this opinion is attached as an exhibit, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     We have examined the Company's Certificate of Incorporation and Bylaws each as amended, and the Option Plans. We have also examined the records of corporate proceedings taken in connection with the issuance of the Additional Shares under the Option Plans.

     Based upon the foregoing examinations and subject to compliance with the applicable state securities and "blue sky" laws, we are of the opinion that (i) the Option Shares, when offered, sold and paid for pursuant to the exercise of stock options granted under the 1996 Option Plan, and (ii) the Performance Option Shares, when offered, sold and paid for pursuant to the exercise of stock options granted under the Performance Option Plan, will be duly authorized, validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.


                              Very truly yours,


                              /s/ Riordan & McKinzie

                                      S-1